Exhibit 99.1

Investor Contact:

Michael Polyviou/Peter Schmidt

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE QUARTER ENDED
JUNE 30, 2006

Schedules Annual Stockholder Meeting for September 28, 2006

SCHAUMBURG, Ill. – July 27, 2006 - iPCS, Inc. (Nasdaq: “IPCS”), a Sprint PCS Affiliate of Sprint Nextel, today reported financial and operational results for the second quarter of 2006 ended June 30, 2006. This information supplements the subscriber activity results, which the Company previously announced on July 18, 2006.

Highlights for the Quarter ended June 30, 2006:

•                  Total revenues of approximately $120.4 million, compared to $105.5 million in the second quarter of 2005 (quarter ended June 30, 2005) on a pro forma basis giving effect to the July 1, 2005 merger with Horizon PCS.

•                  Net loss of approximately $10.4 million, or $0.62 per share, compared to a net loss of $30.1 million, or $1.85 per share, on a pro forma basis in the second quarter of 2005.

•                  Adjusted EBITDA of approximately $19.7 million, compared to $14.1 million on a pro forma basis in the second quarter of 2005. Included in Adjusted EBITDA for the quarter ended June 30, 2006 is approximately $2.0 million in Sprint Nextel litigation expenses. Included in Adjusted EBITDA for the pro forma second quarter of 2005 is approximately $3.6 million in Horizon PCS merger-related expenses.

•                  Capital expenditures of approximately $12.2 million, compared to $11.0 million on a pro forma basis in the second quarter of 2005.

•                  As previously announced on July 18, 2006:

•                  Gross activations of approximately 54,800 compared to 52,500 on a pro forma basis in the second quarter of 2005.

•                  Net additions of approximately 10,900 compared to 16,000 on a pro forma basis in the second quarter of 2005.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.5%, compared to 2.4% on a pro forma basis in the second quarter of 2005.

•                  Ending subscribers of approximately 517,500, compared to 459,100 on a pro forma basis in the second quarter of 2005.

“We continued to expand our subscriber base during the quarter despite a challenging environment resulting from increased competition and customer confusion stemming from the merger of Sprint and Nextel,” remarked Timothy M. Yager, President and CEO of iPCS. “At the same time, we maintained our ARPU levels which, coupled with further improvements in the quality of our network and the efficiency of our operations, helped to create significant improvement in Adjusted EBITDA.”

“We are still actively pursuing both of our lawsuits against Sprint. Having completed our testimony in Delaware, we are now expecting a ruling in the near term. The trial in Illinois has now also completed testimony and has entered a briefing phase, with a ruling not expected until later in 2006,” concluded Mr. Yager.

On July 1, 2005, the Company completed its merger with Horizon PCS, Inc., whereby Horizon PCS was merged with and into the Company. Accordingly, the results of the Company for the quarter ended June 30, 2005 do not include results of Horizon PCS, unless the results are presented on a pro forma basis giving effect to the merger.

Annual Stockholder Meeting

The Company also announced that its Annual Meeting of Stockholders will be held on September 28, 2006 at 10:00 a.m. Central Time, at the Chatham Conference Center located on the lower level at 1901 N. Roselle Road, Schaumburg, Illinois, 60195. The record date for the meeting is August 23, 2006. The Company will send to its stockholders of record its Annual Report on Form 10-K for the fiscal year ended September 30, 2005, a proxy statement describing the various matters to be voted upon at the meeting, along with a proxy card enabling them to indicate their vote on each matter.

Conference Call to be held today, July 27, at 12:00 noon ET (11:00 a.m. CT)

The Company has scheduled a conference call for today, July 27th at 12:00 noon Eastern Time (11:00 a.m. Central Time). To listen to the call, dial 1-888-338-6760 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.”  Those calling in from international locations should dial 1-973-582-2858. A replay of the call will be available beginning at 3:00 p.m. Eastern Time today. To access the replay, dial 1-877-519-4471 using a pass code of 7600586. To access the replay from international locations, dial 1-973-341-3080 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on August 3, 2006.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 80 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL), As of June 30, 2006, iPCS’s licensed territory had a total population of approximately

15.0 million residents, of which its wireless network covered approximately 11.4 million residents, and had approximately 517,500 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

Comparability of Financial Results

The financial results of Horizon PCS are included in iPCS’s reported results effective July 1, 2005. The acquisition of Horizon PCS was accounted for using the purchase method of accounting. Under this method of accounting, the purchase price was allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with any excess purchase price allocated to goodwill. The results of iPCS prior to the merger with Horizon PCS are not comparable to its results after the merger.

In February 2006, iPCS changed its fiscal year-end from September 30 to December 31 commencing in 2006. iPCS’s 2005 fiscal year ended on September 30, 2005.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes. These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•           Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment and stock-based compensation expense. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•              ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•              CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense. These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•              CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory. These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenues associated with transactions with new subscribers and selling and marketing expenses, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•              Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•           Licensed Pops represents the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•              Covered Pops represents the number of residents (usually expressed in millions) covered by our portion of the wireless network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the outcome of iPCS’s litigation against Sprint and Nextel concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s recent acquisitions of other Sprint PCS Affiliates of Sprint Nextel; (4) shifts in populations or network focus; (5) changes or advances in technology; (6) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (7) potential declines in roaming and wholesale revenue; (8) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (9) difficulties in network construction, expansion and upgrades; (10) increased competition in iPCS’s markets;

(11) adverse changes in financial position, condition or results of operations; and (12) the inability to open the number of new stores and to expand the co-dealer network as planned. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” sections of the Annual Report on Form 10-K filed on December 23, 2005 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands except share and per share amounts)

	June 30,	September 30,
	2006	2005

Assets
Current Assets:

Cash and cash equivalents	$109,815	$98,107
Investments	—	16,700
Accounts receivable, net	27,301	25,601
Receivable from Sprint	46,297	30,837
Inventories, net	5,016	3,179
Prepaid expenses	5,958	5,717
Other current assets	2,951	4,092
Total current assets	197,338	184,233
Property and equipment, net	140,811	153,504
Financing costs	8,435	9,590
Customer activation costs	2,357	1,003
Intangible assets, net	150,332	178,800
Goodwill	146,391	146,391
Other assets	370	469
Total assets	$646,034	$673,990

Liabilities and Stockholders’ Equity
Current Liabilities:

Accounts payable	$4,882	$4,322
Accrued expenses	28,325	33,275
Payable to Sprint	57,503	41,135
Deferred revenue	10,869	10,486
Current maturities of long-term debt and capital lease obligations	13	17
Total current liabilities	101,592	89,235
Customer activation fee revenue	2,357	1,003
Other long-term liabilities	9,011	9,112
Long-term debt and capital lease obligations, excluding current maturities	302,993	304,558
Total liabilities	415,953	403,908
Commitments and contingencies	—	—

Stockholders’ Equity:

Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 16,704,614 and 16,635,482 shares issued and outstanding, respectively	167	166
Additional paid-in-capital	331,389	328,202
Unearned compensation	—	(1,372)
Accumulated deficiency	(101,475)	(56,914)
Total stockholders’ equity	230,081	270,082
Total liabilities and stockholders’ equity	$646,034	$673,990

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenues:
Service revenue	$77,314	$41,307	$152,720	$80,401
Roaming revenue	39,533	16,520	73,160	31,042
Equipment and other	3,526	1,686	6,978	3,524
Total revenues	120,373	59,513	232,858	114,967
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(68,630)	(31,750)	(133,651)	(62,165)
Cost of equipment	(9,868)	(6,064)	(19,397)	(12,222)
Selling and marketing	(17,344)	(8,995)	(34,104)	(17,303)
General and administrative	(5,737)	(2,630)	(12,868)	(4,644)
Depreciation	(12,913)	(15,390)	(27,327)	(30,692)
Amortization of intangible assets	(9,490)	(2,605)	(18,979)	(5,655)
Loss on disposal of property and equipment	(176)	(41)	(413)	(73)
Total operating expenses	(124,158)	(67,475)	(246,739)	(132,754)
Operating loss	(3,785)	(7,962)	(13,881)	(17,787)
Interest income	1,286	412	2,468	777
Interest expense	(7,896)	(4,981)	(16,017)	(9,961)
Other income, net	21	6	54	10
Loss before benefit from income taxes	(10,374)	(12,525)	(27,376)	(26,961)
Benefit from income taxes	—	—	—	—
Net loss	$(10,374)	$(12,525)	$(27,376)	$(26,961)

Basic and diluted loss per share of common stock	$(0.62)	$(1.35)	$(1.64)	$(2.91)

Weighted average common shares outstanding	16,701,677	9,261,549	16,694,394	9,265,337

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Net loss	$(10,374)	$(12,525)	$(27,376)	$(26,961)
Net interest expense	6,610	4,569	13,549	9,184
Depreciation and amortization	22,403	17,995	46,306	36,347
Stock-based compensation expense	854	379	1,317	402
Loss on disposal of property and equipment	176	41	413	73
Adjusted EBITDA	$19,669	$10,459	$34,209	$19,045

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005

Subscribers
Gross Additions	54,800	57,400	32,300
Net Additions	10,900	13,000	11,800
Total Customers	517,500	508,300	271,000
Churn	2.5%	2.6%	2.2%

Average Revenue Per User, Monthly
Including Roaming	$76	$72	$73
Without Roaming	$50	$50	$52

Cash Cost Per User , Monthly
Including Roaming	$50	$49	$44
Without Roaming	$33	$33	$30

Cost Per Gross Addition	$381	$369	$384

Licensed Pops (Millions)	15.0	15.0	7.8
Covered Pops (Millions)	11.4	11.4	5.9
Cell Sites	1,524	1,515	690

The June 30, 2006 ending subscriber number reflects a reduction of approximately 1,700 due to the elimination of non-revenue-generating subscribers previously accounted for as subscribers at Horizon PCS.

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005

ARPU
Service revenue	$77,314	$75,406	$41,307
Roaming revenue	39,533	33,627	16,520
Total service revenue	$116,847	$109,033	$57,827
Average subscribers	512,677	501,705	265,227
Average revenue per user including roaming, monthly	$76	$72	$73
Average revenue per user without roaming, monthly	$50	$50	$52

CCPU
Cost of service and roaming	$68,630	$65,021	$31,750
plus: General and administrative expenses	5,737	7,130	2,630
less: Stock-based compensation expense	(656)	(394)	(370)
less: Retail equipment upgrade revenue	(839)	(1,026)	(384)
plus: Retail equipment cost of upgrades	3,482	2,623	1,422
Total cash costs including roaming	$76,354	$73,354	$35,048
less: Roaming expense	(25,434)	(23,087)	(11,084)
Total cash costs without roaming	$50,920	$50,267	$23,964
Average subscribers	512,677	501,705	265,227
Cash cost per user, monthly	$50	$49	$44
Cash cost per user without roaming, monthly	$33	$33	$30

CPGA
Selling and marketing	$17,344	$16,760	$8,995
less: Stock-based compensation expense	(198)	(69)	(9)
less: Equipment revenue, net of upgrade revenue	(2,684)	(2,421)	(1,248)
plus: Cost of equipment, net of cost of upgrades	6,386	6,905	4,642
Total costs of acquisition	$20,848	$21,175	$12,380
Gross adds	54,780	57,385	32,272
Cost per gross add	$381	$369	$384

Unaudited Pro Forma Statements of Operations and Operating Metrics

The unaudited pro forma statements of operations and operating metrics for the quarter ended June 30, 2005 present the effects of the merger of Horizon PCS, Inc. and iPCS, Inc. using the purchase method of accounting assuming the merger had been completed as of the beginning of the respective period.

The pro forma statements were prepared using historical unaudited quarterly financial statements of Horizon PCS and iPCS. Adjustments to the historical statements of operations include (i) the elimination of intercompany roaming revenue and expense, (ii) amortization of intangible assets recorded in connection with the merger, (iii) decrease in depreciation of property and equipment based on the fair value of Horizon PCS property and equipment recorded in connection with the merger, and (iv) reduction in interest expense based on fair value of Horizon PCS debt recorded in connection with the merger.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of iPCS, Inc. would have been had the merger occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed consolidated financial information does not include the realization of any cost savings from operation efficiencies, synergies or other restructurings resulting from the merger. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of iPCS, Inc. and Horizon PCS, Inc.

iPCS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except share and per share amounts)

For the Three Months Ended June 30, 2005

Revenues:
Service revenue	$69,782
Roaming revenue	32,868
Equipment and other	2,870
Total revenues	105,520
Operating Expenses:
Cost of service and roaming	(59,496)
Cost of equipment	(8,145)
Selling and marketing	(16,052)
General and administrative	(12,556)
Depreciation	(22,948)
Amortization of intangible assets	(9,172)
Loss on disposal of property and equipment	(41)
Total operating expenses	(128,410)
Operating loss	(22,890)
Interest income	760
Interest expense	(7,958)
Other income, net	6
Loss before benefit from income taxes	(30,082)
Benefit from income taxes	—
Net loss	$(30,082)

Pro forma basic and diluted loss per share of common stock	$(1.85)

Pro forma weighted average common shares outstanding	16,224,309

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended June 30, 2005
Net loss	$(30,082)
Net interest expense	7,198
Depreciation and amortization	32,120
Stock-based compensation expense	4,813
Loss on disposal of property and equipment	41
Adjusted EBITDA	$14,090

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

Summary of Operating Statistics

For the Three Months Ended June 30, 2005
Subscribers
Gross Additions	52,500
Net Additions	16,000
Total Customers	459,100
Churn	2.4%

Average Revenue per User, Monthly
Including Roaming	$76
Without Roaming	$52

Cash Cost per User, Monthly
Including Roaming	$51
Without Roaming	$36

Cost per Gross Addition	$372

Licensed POPs (millions)	15.0
Covered POPs (millions)	11.3
Cell Sites	1,488

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED, Pro Forma)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended June 30, 2005
ARPU
Service revenue	$69,782
Roaming revenue	32,868
Total service revenue	$102,650
Average subscribers	451,111

Average revenue per user including roaming, monthly	$76
Average revenue per user without roaming, monthly	$52

CCPU
Cost of service and roaming	$59,496
plus: General and administrative expenses	12,556
less: Stock-based compensation expense	(4,365)
less: Retail equipment upgrade revenue	(653)
plus: Retail equipment cost of upgrades	2,037
Total cash costs including roaming	$69,071
less: Roaming expense	(20,053)
Total cash costs without roaming	$49,018
Average subscribers	451,111

Cash cost per user, monthly	$51
Cash cost per user without roaming, monthly	$36

CPGA
Selling and marketing	$16,052
less: Stock-based compensation expense	(448)
less: Equipment revenue, net of upgrade revenue	(2,164)
plus: Cost of equipment, net of cost of upgrades	6,108
Total costs of acquisition	$19,548
Gross adds	52,543

Cost per gross add	$372